[LOGO GOES HERE]



--------------------------------------------------------------------------------

                                  PRESS RELEASE

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE:                           CONTACT:

CompX International Inc.                         Joseph S. Compofelice
16825 Northchase Drive                           Chairman, President & CEO
Houston, Texas 77060                             Tel.  281-423-3303


                    COMPX COMPLETES CHICAGO LOCK ACQUISITION

HOUSTON,  TEXAS ... January 11, 2000 ... CompX  International  Inc.  (NYSE:
CIX) announced that it has completed the acquisition of substantially all the operating assets of Chicago Lock Company as previously announced for approximately $9.2 million in cash. CompX used borrowings under its existing credit facility to pay the cash purchase price. The acquired operating assets manufacture the Ace brand tubular key lock, which has been used in the vending industry for decades, and the Tubar security system, which has a significant position in the higher security vending market.

CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and security products.


                                    * * * * *